Exhibit 99.1

Safe Pro Group Receives $780,000 Purchase Order for Department of War Package of Edge AI-Powered Threat Mapping and Blue UAS Drones

New Prime Contractor Relationship Expands Safe Pro’s Growing Network of Leading Defense Sector Relationships

AVENTURA, Fla. – August 6, 2026 – Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a developer of artificial intelligence (AI)-enabled defense, security, and situational awareness solutions, today announced it has been awarded a $780,000 purchase order from a new Department of War (DoW) Prime Contractor for a package including its edge-based, AI-powered threat detection technologies and multiple Blue UAS (Uncrewed Aerial System) drones. Work will commence in Q3 and is expected to be completed in Q1, 2027.

This new Prime Contractor relationship expands Safe Pro’s growing network of defense sector connections and is the fifth recent U.S. Government award for its patented AI technology. The Company believes this latest award is evidence of increasing government interest in its novel AI-powered threat detection and mapping capabilities which align with the military’s urgent need for improved situational awareness on the battlefield.

For an Illustrative video on Safe Pro AI Capabilities click here.

For information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

“Effort sponsored by the U.S. Government under the Project Agreement. The U.S. Government is authorized to reproduce and distribute reprints for Governmental purposes notwithstanding any copyright notation thereon.”

“The views and conclusions contained herein are those of the authors and should not be interpreted as necessarily representing the official policies or endorsements, either expressed or implied, of the U.S. Government.”

About Safe Pro Group Inc.

Safe Pro Group Inc. (Nasdaq: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. The Company is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing, leveraging commercially available off-the-shelf drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosive threats, providing a safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform targets multiple markets, including commercial, government, law enforcement, and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear, and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements relate to future events, future expectations, plans, and prospects. Forward-looking statements in this press release include, without limitation, statements regarding the purchase order value, the successful deployment of the Company’s AI-powered edge compute and drone-based threat detection technology, the successful deployment of the Company’s AI-powered edge compute and drone-based threat detection technology, the anticipated timing and completion of delivery of orders, the retention of intellectual property rights subject to applicable government regulations, the ability to license its software and the acceptance and continued use of its solutions by potential government, military, and humanitarian organizations, the exercise of additional contract options, and the Company’s future business plans and expectations. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “seek,” “target,” “forecast,” “continue,” “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the Company’s reliance on prime contractors in government subcontract arrangements, market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s Form 10-Q filings and in other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Media Relations for Safe Pro Group Inc.:

media@safeprogroup.com

Investor Contact:

Ankit Hira, Managing Director
Solebury Strategic Communications for Safe Pro Group Inc.
spai@soleburystrat.com